Exhibit 99.1

AGREEMENT OF JOINT FILING

The undersigned hereby agree that the statement on Schedule 13D filed herewith (and any amendments thereto), is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated: September 20, 2010	TISBURY SERVICES INC.

By: Golden Lake Trust
Its: Sole Shareholder

	By:	Abacus (Nominees) Limited
	Its:	Trustee

	By:	/s/ Sophia Ioannou
Sophia Ioannou, Director

Dated: September 20, 2010	ABACUS (NOMINEES) LIMITED
	By:	/s/ Sophia Ioannou
Sophia Ioannou, Director